UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2005

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in May 2003 the shareholders of AMERIGROUP Corporation (the "Company") approved, and the Company adopted, the 2003 Equity Incentive Plan (the "Plan"), which provides for the granting of stock options, restricted stock, phantom stock and stock grants to employees and nonemployee directors of the Company.

Each option grant made pursuant to the Plan is evidenced by an option agreement between the Company and the person named therein. Options granted pursuant to the Plan are intended to be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that are not intended to be so qualified ("NSOs"). The form of NSO agreement that the Company intends to use henceforth for grants made to employees under the Plan is attached as Exhibit 10.3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

February 8, 2005	By:	E. Paul Dunn, Jr.

Name: E. Paul Dunn, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.3.1	Form of AMERIGROUP Corporation Nonqualified Stock Option Agreement.